                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                       |X|
Filed by a Party other than the Registrant    |_|

Check the appropriate box:

|_| Preliminary Proxy Statement               |_|: Confidential, for Use of the
|X| Definitive Proxy Statement                     Commission only (as permitted
|_| Definitive Additional Materials                by Rule 14a-6(e)(2))
|_| Soliciting Material Under Rule 14a-12


                                   AWARE, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 NOT APPLICABLE
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1)   Amount previously paid:

       2)   Form, Schedule or Registration Statement no.:

       3)   Filing Party:

       4)   Date Filed:

                                    * * * * *

                                   AWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 2003

     Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts on Thursday, May 29, 2003, beginning at 10:00 a.m., local time, for the following purposes:

     1.   To consider and vote upon the election of two Class I directors;

     2. To act upon a proposal to approve the amendment to the Company's 1996 Employee Stock Purchase Plan, as amended, increasing the number of shares available for issuance under the plan from 100,000 to 350,000; and

     3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     The board of directors has fixed the close of business on April 1, 2003 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

                                        By order of the board of directors,

                                        /s/ Michael A. Tzannes
                                        ----------------------
                                        MICHAEL A. TZANNES
                                        CHIEF EXECUTIVE OFFICER

April 15, 2003
Bedford, Massachusetts

                             YOUR VOTE IS IMPORTANT

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                   AWARE, INC.
                              40 MIDDLESEX TURNPIKE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 276-4000


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 2003



     This proxy statement relates to the 2003 annual meeting of stockholders of Aware, Inc. The annual meeting will take place as follows:

                              DATE:     May 29, 2003

                              TIME:     10:00 a.m.

                              PLACE:    Renaissance Bedford Hotel
                                        44 Middlesex Turnpike
                                        Bedford, Massachusetts

     The board of directors of Aware is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy, the shares represented by the proxy will be voted in accordance with the stockholder's directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. Aware encourages its stockholders to vote on all proposals. A stockholder may revoke its proxy at any time before it has been exercised.

     Aware is mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 15, 2003.

                                                   PROXY STATEMENT

                                                  TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS....................................................................................2

   Purpose of the annual meeting..................................................................................2
   Record date....................................................................................................2
   Quorum.........................................................................................................2
   Vote required; tabulation of votes.............................................................................2
   Revocation of proxies..........................................................................................3
   Solicitation of proxies........................................................................................3

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING....................................................................3

PROPOSAL 1--ELECTION OF DIRECTORS.................................................................................3

DIRECTORS AND EXECUTIVE OFFICERS..................................................................................4

   Directors and executive officers...............................................................................4
   Committees and meetings of the board...........................................................................6
   Compensation committee interlocks and insider participation....................................................7

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS..................................................................7

   Director compensation..........................................................................................7
   Executive compensation.........................................................................................7

REPORT OF THE COMPENSATION COMMITTEE.............................................................................10

   Compensation committee report on executive compensation.......................................................10
   Performance graph.............................................................................................12

REPORT OF THE AUDIT COMMITTEE....................................................................................13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS..............................................................................................15

   Principal stockholders........................................................................................15
   Equity compensation plan information..........................................................................16

PROPOSAL 2--APPROVAL OF AN AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN....................................18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................22

INDEPENDENT ACCOUNTANTS..........................................................................................22

   Fees for professional services................................................................................22
   Attendance at annual meeting..................................................................................22

STOCKHOLDER PROPOSALS............................................................................................23

AVAILABLE INFORMATION............................................................................................23

                         ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF THE ANNUAL MEETING

     At the annual meeting, Aware will submit two proposals to the stockholders:

     PROPOSAL 1:    To elect two Class I directors for three-year terms; and

     PROPOSAL 2:    To approve the amendment of the Company's 1996 Employee
                    Stock Purchase Plan, as amended, to increase the number of shares available for issuance under the plan from 100,000 to 350,000.

     Currently, Aware does not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

RECORD DATE

     The board of directors of Aware has fixed the close of business on April 1, 2003 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 22,698,171 shares of Aware's common stock, which are entitled to cast 22,698,171 votes.

QUORUM

     Aware's by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. Aware will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker "non-votes" as present or represented for purposes of determining the existence of a quorum at the meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

VOTE REQUIRED; TABULATION OF VOTES

     PROPOSAL 1. The election of each Class I director will require the affirmative vote of a plurality of the shares of common stock properly cast on the proposal. Abstentions, votes withheld from the director-nominee, and broker non-votes will not count as votes cast for or against the election of the director-nominee and accordingly will not affect the outcome of the vote.

     PROPOSAL 2. Approval of the amendment to our 1996 Employee Stock Purchase Plan, as amended, increasing the authorized shares under the plan from 100,000 to 350,000 will require the affirmative vote of a majority of the shares of common stock properly cast on the proposal. Abstentions, votes withheld and broker non-votes will have the effect of a vote against approval of the amendment of the 1996 Employee Stock Purchase Plan.

     Aware's transfer agent, EquiServe Trust Company N.A., will tabulate the votes at the annual meeting. EquiServe will tabulate separately the vote on each matter submitted to stockholders.

REVOCATION OF PROXIES

     A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the annual meeting in three ways:

          o by giving written notice of revocation to the Clerk of Aware at the following address:

                   Aware, Inc.
                   40 Middlesex Turnpike
                   Bedford, Massachusetts 01730
                   Attention:  Clerk

          o    by signing and returning another proxy with a later date; or

          o by attending the annual meeting and informing the Clerk of Aware in writing that he or she wishes to vote in person.

     Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have executed and returned proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

SOLICITATION OF PROXIES

     Aware will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. Aware will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, Aware's directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Aware expects that the expenses of any special solicitation will be nominal. At present, Aware does not expect to pay any compensation to any other person or firm for the solicitation of proxies.


                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


                        PROPOSAL 1--ELECTION OF DIRECTORS

     The board of directors, upon the recommendation of the nominating committee, has nominated for election as Class I directors Michael A. Tzannes and G. David Forney, Jr., each of whom is currently a Class I director of Aware. Mr. Tzannes also serves as our chief executive officer. The directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2006 and until their successors are duly elected and qualified.

     Each nominee has agreed to serve if elected, and Aware has no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board's nominating committee will designate at that time. Proxies cannot be voted for more than one nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MICHAEL
A. TZANNES AND G. DAVID FORNEY, JR. AS CLASS I DIRECTORS OF AWARE.


                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information regarding Aware's directors and executive officers as of March 31, 2003:

NAME                                 AGE   POSITION
----                                 ---   --------
John K. Kerr (1)(2)(3)(4)...........  65   Chairman of the board of directors
Michael A. Tzannes (1)..............  41   Chief executive officer and director
Edmund C. Reiter....................  39   President and director
Richard P. Moberg...................  48   Chief financial officer and treasurer
Richard W. Gross....................  45   Senior vice president--engineering
Frederick D. D'Alessio .............  54   Director
David Ehreth (2)(3)(4)..............  53   Director
G. David Forney, Jr. (2)(4).........  63   Director

------------------------------------
(1) Member of the executive committee
(2) Member of the audit committee
(3) Member of the compensation committee
(4) Member of the nominating committee

     JOHN K. KERR has been a director of Aware since 1990 and chairman of the board of directors since March 1999. Mr. Kerr previously served as a director of Aware from 1988 to 1989 and as chairman of the board of directors from November 1992 to March 1994. Mr. Kerr has been general partner of Grove Investment Partners, a private investment partnership, since 1990. Mr. Kerr received an M.A. and a B.A. from Baylor University.

     MICHAEL A. TZANNES has been Aware's chief executive officer since April 1998 and has served as a director of Aware since March 1998. Mr. Tzannes served as Aware's president from April 1998 to March 2001. From September 1997 to April 1998, he served as Aware's chief technology officer and general manager of telecommunications. Mr. Tzannes served as Aware's senior vice president, telecommunications from April 1996 to September 1997, as Aware's vice president, telecommunications from December 1992 to April 1996, as a senior member of Aware's technical staff from January 1991 to November 1992, and as a consultant to Aware from October 1990 to December 1990. From 1986 to 1990, he was a staff engineer at Signatron, Inc., a telecommunications technology and systems developer. Mr. Tzannes received a Ph.D. in electrical engineering from Tufts University, an M.S. from the University of Michigan at Ann Arbor, and a B.S. from the University of Patras, Greece.

     EDMUND C. REITER has served as Aware's president since March 2001 and as a director of Aware since December 1999. Mr. Reiter served as a senior vice president from May 1998 to March 2001, as Aware's vice president, advanced products from August 1995 to May 1998, as

Aware's manager of product development for still image compression products from June 1994 to August 1995, as a senior member of Aware's technical staff from November 1993 to June 1994, and as a member of Aware's technical staff from December 1992 to November 1993. Mr. Reiter served as senior scientist at New England Research, Inc. from January 1991 to November 1992. Mr. Reiter received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from Boston College.

     RICHARD P. MOBERG joined Aware in June 1996 as chief financial officer and treasurer. From December 1990 to June 1996, Mr. Moberg held a number of positions at Lotus Development Corporation, a computer software developer, including corporate controller from June 1995 to June 1996, assistant corporate controller from May 1993 to June 1995, and director of financial services from December 1990 to May 1993. Mr. Moberg received an M.B.A. from Bentley College and a B.B.A. in accounting from the University of Massachusetts at Amherst.

     RICHARD W. GROSS was appointed senior vice president - engineering in July 1999. Mr. Gross served as vice president - strategic development from July 1998 to July 1999. Prior to the vice president position, he held various senior level engineering positions from the time he joined Aware in September 1993 until July 1998. Prior to joining Aware, Mr. Gross was a senior technical staff member at GTE Laboratories from 1987 to 1993; a technical staff member at the Heinrich Hertz Institute from 1984 to 1987; and a programmer for IBM, Federal Systems Division from 1980 to 1984. Mr. Gross received a Ph.D. and M.S. in electrical engineering from the University of Rhode Island and a B.A. in physics from Holy Cross College.

     FREDERICK D. D'ALESSIO has served as a director of Aware since December 2002. Mr. D'Alessio is currently a general partner at Capitol Management Partners, a business advisory partnership. Mr. D'Alessio served as president of the Advanced Services Group for Verizon Communications from July 2000 to November 2001. The Advanced Services Group included Verizon's Long Distance, DSL and Internet Service Provider Businesses. From December 1998 to June 2000, Mr. D'Alessio served as group president consumer services for Bell Atlantic Communications, responsible for all aspects of Residential Services. From April 1995 to November 1998 Mr. D'Alessio served as president--consumer sales and services for Bell Atlantic. Mr. D'Alessio received a B.S.E.E. and M.S. degree from New Jersey Institute of Technology and a masters of business administration from Rutgers University.

     DAVID EHRETH has served as a director of Aware since November 1997. Since April 1998, Mr. Ehreth has served as chairman of Westwave Communications, Inc., a telecommunications software company. From April 1998 to July 2002, Mr. Ehreth also served as president and chief executive officer of Westwave. From June 1992 to August 1998, Mr. Ehreth served as division vice president of the access division of DSC Communications Corporation, a manufacturer of digital switching, access, transport and private network system products for the telecommunications industry. From 1987 to June 1992, Mr. Ehreth served as vice president of engineering of Optilink, Inc., a manufacturer of access systems for the telecommunications industry. Optilink, Inc. was acquired by DSC Communications Corporation in 1990. From 1977 to 1987, Mr. Ehreth held numerous positions in the Digital Telephone Systems division of Harris Corporation. Mr. Ehreth received a degree in electrical engineering from College of Marin.

     G. DAVID FORNEY, JR. has served as a director of Aware since May 1999. Mr. Forney was a vice president of Motorola, Inc. from 1977 until his retirement in January 1999. Mr. Forney was previously vice president of research and development, and a director of Codex Corporation prior to its acquisition by Motorola in 1977. Mr. Forney is currently Bernard M. Gordon Adjunct Professor in the Department of Electrical Engineering and Computer Sciences at the Massachusetts Institute of Technology. Mr. Forney received an Sc.D. in electrical engineering from the Massachusetts Institute of Technology and a B.S.E. in electrical engineering from Princeton University.

     The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at seven, and there is currently one vacancy on the board of directors. The current terms of Messrs. Tzannes and Forney, Aware's Class I directors, will expire at the annual meeting to be held on May 29, 2003. The current terms of Messrs. Kerr and Ehreth, Aware's Class II directors, will expire at the annual meeting to be held in 2004. The current term of Aware's Class III directors, Mr. Reiter and Mr. D'Alessio, will expire at the annual meeting to be held in 2005.

     Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among Aware's directors and executive officers.


COMMITTEES AND MEETINGS OF THE BOARD

     During 2002, the board of directors met six times and took no action by written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served.

     Aware has a compensation committee, an audit committee, an executive committee and a nominating committee. Aware's compensation committee is currently composed of two outside directors, David Ehreth and John. K. Kerr. Aware's audit committee is currently composed of John K. Kerr, David Ehreth and
G. David Forney, Jr.

     Aware's executive committee is currently composed of John K. Kerr and Michael A. Tzannes. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or clerk; remove any officer or director; amend the by-laws of Aware; change the principal office of Aware; authorize the payment of any dividend or distribution to stockholders of Aware; authorize the reacquisition of capital stock for value; and authorize a merger.

     Aware's nominating committee is currently composed of three outside directors, David Ehreth, G. David Forney, Jr. and John K. Kerr. The nominating committee is responsible for reviewing the qualifications of potential nominees for election to the board of directors and recommending to the board of directors the election of directors to the Company. Stockholders may make nominations for the election of directors by delivering notice in writing to the Clerk of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors.

     In 2002, the executive committee neither met nor took action by written consent; the nominating committee held two meetings and took no action by written consent; the compensation committee held three meetings and took action by written consent five times; and the audit committee met five times and took no action by written consent.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Aware's compensation committee is currently composed of Messrs. Kerr and Ehreth. Mr. Kerr formerly served as Aware's assistant vice president of marketing from June 1992 to November 1994. In 2002, no officer or employee of Aware participated in the deliberations of the compensation committee concerning the compensation of Aware's executive officers. No interlocking relationship existed between Aware's board of directors or compensation committee and the board of directors or compensation committee of any other company in 2002.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Aware reimburses each director for expenses incurred in attending meetings of the board of directors but does not pay any separate fees for serving as directors.

     In 2002, Aware compensated its directors through grants of nonqualified options under its 1996 Stock Option Plan and its 2001 Nonqualified Stock Plan. The exercise price of each option is equal to the closing price of the common stock on the Nasdaq National Market on the date of grant. Each option has a term of ten years. The options granted in 2002 vest on various schedules, as described in the notes to the table below.

     The following table provides information about these grants.


                 OPTION GRANTS TO DIRECTORS IN LAST FISCAL YEAR

                                       NUMBER OF SECURITIES
                                            UNDERLYING          EXERCISE
NAME                                     OPTIONS GRANTED      PRICE ($/SH))   EXPIRATION DATE
----                                     ---------------      ------------    ---------------
John K. Kerr.........................       10,000 (1)            $3.39           7/05/12
G. David Forney, Jr. ................        5,000 (1)             3.39           7/05/12
David Ehreth.........................        5,000 (1)             3.39           7/05/12
Frederick D. D'Alessio...............       25,000 (2)             2.48          12/11/12

----------------------------------------
(1) The options vest in 16 equal quarterly installments of 6.25%, beginning as of September 30, 2002.
(2) The options vest in 16 equal quarterly installments of 6.25%, beginning as of December 31, 2002.

EXECUTIVE COMPENSATION

     SUMMARY OF CASH AND OTHER COMPENSATION. The following table provides summary information concerning compensation earned for services rendered to Aware in all capacities during the last three fiscal years by Aware's chief executive officer in 2002 and each other executive officer of Aware.

     Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive officer's total annual salary and bonus.

     Long-term compensation awards represent stock options granted under Aware's 1996 Stock Option Plan and Aware's 2001 Nonqualified Stock Plan. In 2000, 2001 and 2002, Aware did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts.

     All other compensation represents group term life insurance premiums paid by Aware on behalf of the executive officers and the following matching contributions by Aware under its 401(k) plan for the benefit of the executive officers in 2000, 2001 and 2002: Mr. Tzannes, $5,250, $5,100 and $5,500; Mr.
Reiter, $2,135, $2,262 and $2,262; Mr. Gross, $3,224, $3,224 and $3,331; and Mr.
Moberg, $3,978, $5,100 and $5,500.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION            AWARDS
                                                  -------------------            ------
                                                                               SECURITIES    ALL OTHER
                                                                               UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)           BONUS($)        OPTIONS(#)    SATION($)
---------------------------       ----     ---------           --------        ----------    ---------
Michael A. Tzannes.............   2002      $300,000                 --          150,000       $5,800
  Chief Executive Officer         2001       300,000                 --          174,999        5,388
                                  2000       268,846                 --          120,000        5,412
Edmund C. Reiter...............   2002       280,000                 --          130,000        2,511
  President                       2001       280,000               $750          200,001        2,510
                                  2000       251,442                 --           80,000        2,297
Richard W. Gross...............   2002       235,000                 --          100,000        3,553
  Senior Vice President           2001       235,000              1,500          114,999        3,446
                                  2000       209,038                750           75,000        3,373
Richard P. Moberg..............   2002       225,000                 --          100,000        5,815
  Chief Financial Officer and     2001       225,000                 --          105,000        5,415
  Treasurer                       2000       196,442                 --           80,000        4,202

     OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information concerning stock options granted under the 2001 Nonqualified Stock Plan during 2002 to each of the executive officers.

     The exercise price of each option is equal to the closing price of the common stock on the Nasdaq National Market on the date of grant. Each option vests in installments as described in the "Option grants in last fiscal year" table below. In 2002, Aware granted employees and directors options to purchase an aggregate of 1,521,100 shares of common stock under its 1996 Stock Option Plan and 2001 Nonqualified Stock Plan.

     The amounts reported in the last two columns represent hypothetical values that the executive officers could realize upon exercise of the options immediately before the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the common stock over the term of the options. Aware has calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent Aware's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings will depend on the timing of the exercise and the future performance of the common stock. The common stock may not achieve the rates of appreciation assumed in this table and the executive officers may not receive the amounts reflected in this table. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.


                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                         -------------------------------------------------------------         VALUE AT ASSUMED
                            NUMBER OF                                                        ANNUAL RATE OF STOCK
                           SECURITIES    PERCENT OF TOTAL                                   PRICE APPRECIATION FOR
                           UNDERLYING     OPTIONS GRANTED    EXERCISE                            OPTION TERM
                             OPTIONS      TO EMPLOYEES IN     PRICE                              -----------
          NAME             GRANTED (#)     FISCAL YEAR(%)     ($/SH)   EXPIRATION DATE       5% ($)       10% ($)
-----------------------  --------------- ----------------    -------   ---------------   -------------------------
Michael A. Tzannes.....    150,000 (1)         9.86%          $3.39        7/05/12         $319,793      $810,418
Edmund C. Reiter.......    130,000 (1)         8.55            3.39        7/05/12          277,154       702,362
Richard W Gross........    100,000 (1)         6.57            3.39        7/05/12          213,195       540,279
Richard P. Moberg......    100,000 (1)         6.57            3.39        7/05/12          213,195       540,279

-----------------------------------
(1) The options vest in 16 equal quarterly installments of 6.25%, beginning as of September 30, 2002.

     Each of the officers in the table above participated in a stock option exchange with Aware in which they agreed to exchange all of their options with exercise prices of $3.00 or more per share, including all of the options granted to them in 2002, for new options to be granted by Aware on a date between October 2, and November 13, 2003. Aware accepted the surrender of their existing options on April 3, 2003.

     OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES. The following table provides information concerning stock options exercised during 2002 and stock options held as of December 31, 2002 by the executive officers.

     None of the executive officers exercised options in 2002. If they had, however, the value realized upon the exercise of options would be based on the last sale prices of the common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the applicable option exercise prices. The value of unexercised in-the-money options at fiscal year-end is based on $2.18 per share, the last sale price of the common stock on December 31, 2002, as reported by the Nasdaq National Market, less the applicable option exercise prices. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                            SHARES                     OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR END($)
                          ACQUIRED ON     VALUE      -------------------------------  -------------------------------
NAME                      EXERCISE (#)  REALIZED($)  EXERCISABLE(#) UNEXERCISABLE(#)  EXERCISABLE($) UNEXERCISABLE($)
----                      ------------  -----------  -------------- ----------------  -------------- ----------------
Michael A. Tzannes......       0            0           675,894         232,501            $788             $0
Edmund C. Reiter........       0            0           432,014         221,251               0              0
Richard W. Gross........       0            0           241,123         161,876               0              0
Richard P. Moberg.......       0            0           267,375         155,625               0              0

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee established by the board of directors is composed of two outside directors, David Ehreth and John K. Kerr. The compensation committee has general responsibility for Aware's executive compensation policies and practices, including responsibility for establishing the specific compensation of Aware's executive officers and administering Aware's stock plans. The following report summarizes Aware's executive officer compensation policies for 2002.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION OBJECTIVES. Aware's executive compensation programs are generally designed to relate executive compensation to improvements in Aware's financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are intended to:

     o establish incentives that will link executive officer compensation to Aware's stock performance and motivate executives to attain Aware's quarterly and annual financial targets and to promote Aware's long-term financial success; and

     o provide a total compensation package that is competitive within the industry and that will assist Aware to attract and retain executives who will contribute to the long-term financial success of Aware.

     EXECUTIVE COMPENSATION. Aware's executive compensation package for 2002 consisted of two principal components: base salary and a stock-based equity incentive in the form of participation in Aware's stock option plans. Aware's executive officers were also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that could have been contributed or the benefits that could have been paid under these plans. Aware does not have a management incentive bonus program.

     Aware's executive compensation policy emphasizes stock options in order to align the interests of management with the stockholders' interests in the financial performance of Aware for fiscal quarters, the fiscal year and the longer term. In granting stock options, the compensation committee considered in part the value of options held by the executive officers and the extent to which the compensation committee believed those options would provide sufficient motivation to the executive officers to achieve Aware's goals. In 2002, the compensation committee granted stock options under Aware's 2001 Nonqualified Stock Plan to each of Michael A. Tzannes, Edmund C. Reiter, Richard P. Moberg and Richard W. Gross. The options granted to Messrs. Tzannes, Reiter, Moberg and Gross vest as indicated in the table captioned "Option grants in last fiscal year" above.

     In establishing base salaries for executives, the compensation committee monitors salaries at other companies, particularly companies in the same industry and companies located in the same geographic area as Aware. In addition, for each executive the compensation committee considers historic salary levels, work responsibilities and base salary relative to other executives at Aware. To some extent, the compensation committee also considers general economic conditions, Aware's financial performance and each individual's performance. The compensation committee did not increase the base salaries of Aware's executive officers in 2002. In connection with an October 2002 workforce reduction by Aware, each executive officer's salary was reduced by 10%, effective as of January 1, 2003.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Consistent with Aware's overall executive officer compensation policy, Aware's approach to the chief executive officer's compensation package in 2002 was to be competitive with other companies in the industry. The compensation committee believes that this approach provided additional incentive to Mr. Tzannes to achieve Aware's performance goals and enhance stockholder value. Mr. Tzannes' salary was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with Aware and competitive with salaries for officers holding comparable positions in the industry.

     POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code limits Aware's ability to deduct, for income tax purposes, compensation in excess of $1.0 million paid to the chief executive officer and the three most highly compensated executive officers of Aware (other than the chief executive officer) in any year, unless the compensation qualifies as "performance-based compensation." In 2002, the aggregate base salaries, bonuses and other non-equity compensation of Aware's executive officers did not exceed the $1.0 million limit. The compensation committee does not expect that non-equity compensation will exceed the $1.0 million limit in the foreseeable future. With respect to equity compensation, the compensation committee's policy with respect to Section 162(m) is that it would prefer to cause compensation to be deductible by Aware; however, the compensation committee also weighs the need to provide appropriate incentives to Aware's executive officers against the potential adverse tax consequences that may result under Section 162(m) from the grant of compensation that does not qualify as performance-based compensation. The compensation committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limits in circumstances when the committee believes such payment is appropriate.

                                        The compensation committee

                                               David Ehreth
                                               John K. Kerr

PERFORMANCE GRAPH

     The following performance graph compares the performance of Aware's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and published industry indexes, the RDG Technology Composite Index and, through 2001, the J.P. Morgan H&Q Technology Index (formerly known as the Hambrecht & Quist Technology Index). The J.P. Morgan H&Q Technology Index was discontinued after 2001. The cumulative stockholder returns for shares of Aware's common stock and for the market and industry indices are calculated assuming $100 was invested on December 31, 1997. Aware paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return, or dividends reinvested, basis.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG AWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                      THE JP MORGAN H & Q TECHNOLOGY INDEX
                     AND THE RDG TECHNOLOGY COMPOSITE INDEX


                              [PERFORMANCE GRAPH]

                                                                  VALUE OF INVESTMENT ($)
                                               -------------------------------------------------------------
                                               12/31/97  12/31/98   12/31/99   12/31/00   12/31/01  12/31/02
                                               --------  --------   --------   --------   --------  --------
Aware, Inc..................................    $100.00   $265.24    $354.88    $173.17    $ 80.98   $ 21.27
J.P. Morgan H & Q Technology Index..........     100.00    140.99     261.48     157.42     124.89       N/A
Nasdaq Stock Market - U.S...................     100.00    155.54     347.38     224.57     155.23     86.34
RDG Technology Composite....................     100.00    176.09     348.88     216.36     158.21     93.38

                          REPORT OF THE AUDIT COMMITTEE

     The audit committee reviews the results and scope of the annual audit of Aware's financial statements conducted by Aware's independent accountants, the scope of other services provided by Aware's independent accountants, proposed changes in Aware's financial and accounting standards and principles, and Aware's policies and procedures with respect to its internal accounting, auditing and financial controls. The audit committee also makes recommendations to the board of directors on the engagement of the independent accountants, as well as other matters which may come before the audit committee or at the direction of the board of directors. The audit committee is governed by a written charter adopted by the board of directors.

     The audit committee currently consists of three non-employee directors. Each member of the audit committee is "independent" within the meaning of the Nasdaq Stock Market's marketplace rules.

     Aware's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. Aware's independent auditors are responsible for auditing those financial statements. The responsibility of the audit committee is to monitor and review these processes. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The audit committee has relied, without independent verification, on the information provided to it and on the representations made by Aware's management and independent auditors.

     In fulfilling its oversight responsibilities, the audit committee discussed with representatives of PricewaterhouseCoopers LLP, Aware's independent auditors for 2002, the overall scope and plans for their audit of Aware's financial statements for 2002. The audit committee met with them, with and without Aware's management present, to discuss the results of their audit and their evaluations of Aware's internal controls and the overall quality of Aware's financial reporting.

     The audit committee reviewed and discussed the unaudited financial statements for March 31, June 30 and September 30, 2002 and the audited financial statements for 2002 with management and the independent auditors.

     The audit committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended. In addition, the audit committee received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and discussed their independence with them. In evaluating the independence of our auditors, the audit committee considered whether the services they provided to Aware beyond their audit and review of Aware's financial statements were compatible with maintaining their independence. The audit committee also considered the amount of fees they received for audit and non-audit services.

     Based on the audit committee's review and these meetings, discussions and reports, and subject to the limitations on the audit committee's role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the board of directors that Aware's audited financial statements for 2002 be included in Aware's annual report on Form 10-K. The audit committee also recommended to the board of directors that PricewaterhouseCoopers LLP be selected as Aware's independent auditors for 2003.

                                                 The audit committee

                                                    David Ehreth
                                                    G. David Forney, Jr.
                                                    John K. Kerr

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     At the close of business on March 31, 2003, there were issued and outstanding 22,698,171 shares of common stock entitled to cast 22,698,171 votes. On March 31, 2003, the closing price of Aware's common stock as reported by the Nasdaq National Market was $1.82 per share.


PRINCIPAL STOCKHOLDERS

     The following table provides information about the beneficial ownership of Aware's common stock as of March 31, 2003 by:

     o each person known by Aware to own beneficially more than five percent of Aware's common stock;
     o    each of Aware's directors;
     o    each of Aware's executive officers; and
     o    all of Aware's current executive officers and directors as a group.

     In accordance with SEC rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after March 31, 2003 through the exercise of any option or otherwise. Except as noted below, Aware believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 22,698,171 shares of common stock outstanding as of March 31, 2003. In calculating a person's percentage ownership, Aware has treated as outstanding any shares that the person has the right to acquire within 60 days of March 31, 2003. All shares included in the "Right to acquire" column represent shares subject to outstanding stock options exercisable within 60 days after March 31, 2003. The information as to each person has been furnished by such person.

                                                          NUMBER OF SHARES BENEFICIALLY OWNED
                                                          -----------------------------------         PERCENT
                                                        OUTSTANDING       RIGHT TO       TOTAL      BENEFICIALLY
NAME                                                      SHARES          ACQUIRE        NUMBER        OWNED
----                                                      ------          -------        ------        -----
John Springs Stafford, III (1)...................         1,748,782             0     1,748,782         7.7%
  230 S. LaSalle Street, Suite 688
  Chicago, IL 60604
State of Wisconsin Investment Board (2)..........         1,651,000             0     1,651,000         7.3
  P.O. Box 7842
  Madison, WI 53707
Dimensional Fund Advisors Inc (3)................         1,504,659             0     1,504,659         6.6
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
James M. Stafford (4)............................         1,358,251             0     1,358,251         6.0
  230 S. LaSalle Street, Suite 688
  Chicago, IL  60604
John K. Kerr (5).................................           741,626        61,186       802,812         3.5
Michael A. Tzannes (6) (7).......................           104,238       704,643       808,881         3.5
Edmund C. Reiter (7).............................            10,161       462,013       472,174         2.0
Richard P. Moberg (7)............................             5,226       287,687       292,913         1.3
Richard W. Gross (7).............................             8,000       263,622       271,622         1.2
David Ehreth.....................................                 0        51,055        51,055           *
G. David Forney, Jr..............................                 0        43,121        43,121           *
Frederick D. D'Alessio...........................                 0         3,125         3,125           *
All directors and executive officers
   as a group (8 persons)........................           869,251     1,876,452     2,745,703        11.2

------------------------------------
* Less than one percent.
(1) The number of shares beneficially owned by John Springs Stafford, III is based upon information in a Schedule 13G filed by John Springs Stafford, III on February 14, 2003.
(2) The number of shares beneficially owned by the State of Wisconsin Investment Board is based upon information in a Schedule 13G filed by the State of Wisconsin Investment Board on February 11, 2003.
(3) The number of shares beneficially owned by Dimensional Fund Advisors Inc. is based upon information in a Schedule 13G filed by Dimensional Fund Advisors Inc. on February 10, 2003.
(4) The number of shares beneficially owned by James M. Stafford is based upon information in a Schedule 13G filed by James M. Stafford on February 14, 2003.
(5) Includes 240,193 shares held by Grove Investment Partners, of which Mr. Kerr is a general partner.
(6) Includes 20,000 shares held by a private charitable foundation, of which Mr. Tzannes and his wife are trustees.
(7) The number of shares listed in the "right to acquire" column includes options which the holder has now agreed to exchange, as part of Aware's stock option exchange offer, for new options to be granted on a date between October 2, and November 13, 2003. Aware accepted the surrender of the holder's eligible existing options on April 3, 2003.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth additional information as of December 31, 2002, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

     The equity compensation plans approved by our stockholders are our 1990 Stock Option Plan, 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. Our 2001 Nonqualified Stock Plan was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.


                                         NUMBER OF SHARES TO       WEIGHTED-AVERAGE       NUMBER OF SHARES REMAINING
                                           BE ISSUED UPON          EXERCISE PRICE OF     AVAILABLE FOR FUTURE ISSUANCE
                                       EXERCISE OF OUTSTANDING        OUTSTANDING          UNDER EQUITY COMPENSATION
                                        OPTIONS, WARRANTS AND    OPTIONS, WARRANTS AND      PLANS (EXCLUDING SHARES
            PLAN CATEGORY                    RIGHTS (#)                RIGHTS ($)         REFLECTED IN COLUMN (A)) (#)
-------------------------------------- -----------------------  ------------------------ -----------------------------
                                                (A)                      (B)                          (C)
EQUITY COMPENSATION PLANS
APPROVED BY STOCKHOLDERS:
   1990 Stock Option Plan............                 896                    $ 1.30                              0
   1996 Stock Option Plan............           3,422,822                     29.72                        678,740
   1996 Employee Stock
       Purchase Plan.................                  --                        --                         20,303
EQUITY COMPENSATION PLANS NOT
APPROVED BY STOCKHOLDERS:
   2001 Nonqualified Stock Plan......           3,418,828                      5.20                      4,573,925
                                       -------------------------------------------------------------------------------

                  Total..............           6,842,546                    $17.47                      5,272,968

     On March 3, 2003, Aware initiated a stock option exchange offer in which employees were offered the opportunity to exchange options granted under the 1996 Stock Option Plan and the 2001 Nonqualified Stock Plan, with exercise prices of $3.00 or more, for new options to be granted by Aware on a date between October 2, and November 13, 2003. Aware accepted the surrender of options from participating employees on April 3, 2003. The cancellation of surrendered options and the future grant of new options are not reflected in the table above, which is accurate as of December 31, 2002.

DESCRIPTION OF THE 2001 NONQUALIFIED STOCK PLAN

     The following summary of some of the provisions of the 2001 Nonqualified Stock Plan, as amended, is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

     The 2001 plan is administered by a committee consisting of at least two directors who are both "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on behalf of Aware. Aware's compensation committee, currently consisting of Mssrs. Ehreth and Kerr, administers the 2001 plan.

     The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and Aware's right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

     The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

     Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder's employment. The 2001 plan provides that in the event of termination of an option holder's employment, options will be exercisable, to the extent of the number of shares then vested,
(a) for one year following the termination of the holder's employment if such termination is the result of permanent and total disability, (b) by the holder's executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder's death, (c) for 30 days after the date of termination of the holder's employment by us without "cause," as defined in the 2001 plan, or (d) for 30 days after the date of voluntary termination by the holder of the holder's employment. However, in no event will a new option be exercisable after its expiration date.

     In the event that Aware effects a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding awards under the plan, and (iii) the option or purchase price in respect of such shares. The 2001 plan provides that if Aware merges, consolidates, dissolves or liquidates, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

     The board of directors of Aware may amend or discontinue the 2001 plan at any time. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder's consent.


            PROPOSAL 2--APPROVAL OF AN AMENDMENT TO THE 1996 EMPLOYEE
                               STOCK PURCHASE PLAN

     Aware's 1996 Employee Stock Purchase Plan was originally adopted by the board of directors on May 23, 1996 and approved by Aware's stockholders on June 6, 1996. The plan was later amended by the board of directors on May 27, 1998.

     On February 21, 2003, the board of directors amended the 1996 Employee Stock Purchase Plan to eliminate the lockup provisions preventing employees from selling or transferring shares purchased under the plan for a period of three months and preventing directors and officers from selling or transferring shares purchased under the plan for a period of six months, and to increase the number of shares which an employee may be granted in any single offering period from 500 to 1000 shares. On February 21, 2003, the board of directors also amended the 1996 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan from 100,000 to 350,000, subject to stockholder approval.

     The plan authorizes the board of directors to amend the plan at any time. The board of directors is seeking stockholder approval of the increase in the number of shares authorized under the plan for the following reasons: (1) to ensure that the plan will continue to be qualified under Section 423 of the Internal Revenue Code, which provides favorable tax treatment to employees with respect to shares purchased under the plan; (2) to enable Aware to deduct for federal income tax purposes the full amount of any compensation expense arising from the exercise of options granted under the plan; and (3) to comply with the rules of the Nasdaq National Market.

     As a publicly held corporation, Aware is subject to Section 162(m) of the Internal Revenue Code, which prohibits Aware from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid in any given fiscal year to the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) at the end of that fiscal year. The $1 million limitation does not apply to "performance-based compensation." Under the rules promulgated by the Internal Revenue Service, shares of common stock issued under a plan that has been approved by the stockholders of a publicly held corporation and that meets certain criteria will qualify as "performance-based compensation" under Section 162(m).

     In addition, the Nasdaq Stock Market Marketplace Rules require Nasdaq National Market Issuers to obtain stockholder approval of material amendments to certain employee stock purchase plans. In order to ensure that Aware is complying with these rules, Aware is submitting the amendment to the 1996 Employee Stock Option Plan increasing the number of shares that may be issued under the plan for stockholder approval. If the stockholders do not approve Proposal 2, the total number of shares that may be issued under the plan will remain at 100,000.

     The 1996 Employee Stock Purchase Plan is intended to provide a method of broad-based equity compensation whereby employees of Aware will have an opportunity to acquire an ownership interest, or increase an existing ownership interest, in Aware through the purchase of shares of common stock. The board of directors, including the members of the compensation committee, believes that Aware will derive substantial benefits from increasing the aggregate number of shares that Aware can issue under the 1996 Employee Stock Purchase Plan. The board of directors believes that the proposed amendment, by enabling Aware to issue additional shares under the plan, will enable Aware to further align the interests of Aware's current executive officers and other employees with the interests of the stockholders. The board also believes that the proposed amendment will assist Aware in attracting and retaining key employees by enabling it to offer competitive compensation packages.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO AWARE'S 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 100,000 TO 350,000.

     GENERAL PLAN INFORMATION

     The following summary of the 1996 Employee Stock Purchase Plan is qualified in all respects by reference to the full text of the 1996 Employee Stock Purchase Plan, which is set forth in Annex A to this proxy.

     The 1996 Employee Stock Option Plan is administered by the compensation committee of the board of directors. The current members of the compensation committee are Mssrs. Ehreth and Kerr. The members of the compensation committee are "non-employee directors" as that term is defined in the rules of the Securities and Exchange Commission. Aware intends that the 1996 Employee Stock Purchase Plan will qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The provisions of the employee stock purchase plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     All of Aware's employees who have completed six months of continuous service are eligible to participate in the employee stock purchase plan. Employees who own stock and hold outstanding options to purchase stock representing 5 percent or more of the total combined voting power of all classes of Aware stock are not eligible to participate in the employee stock purchase plan. As of April 1, 2003, approximately 118 employees were eligible to participate in the plan. No employee is allowed to purchase shares of common stock worth more than $25,000, based on the fair market value of the common stock at the time such option is granted, in any calendar year.

     Eligible employees will have the right to purchase stock under the employee stock purchase plan in a series of six month offerings. The compensation committee is authorized to determine the applicable commencement date and termination date of each offering. An employee may participate in any one or more of the offerings without limiting or requiring participation in any other offering.

     During each offering period under the plan, participating employees will be entitled to purchase shares of common stock through payroll deductions. At the commencement of each designated offering period, an eligible employee may elect to have deductions made between 1% and 6%, in increments of 1%, from his or her pay on each payday during the offering period. On the last business day of the offering period, the employee will be deemed to have exercised the option, at the option price, to the extent of accumulated payroll deductions, provided however, that the employee may in no event purchase a number of shares in excess of the number equal to (i) the dollar amount held in the employee's account under the plan, multiplied by 2, divided by (ii) 85% of the fair market value of the common stock on the applicable offering commencement date. The option price shall be the lower of (i) 85% of the last trading price of the common stock as reported by the Nasdaq National Market System on the offering commencement date; and (ii) 85% of the last trading price of the common stock as reported by the Nasdaq National Market System on the offering termination date.

     A participating employee may designate a beneficiary who is to receive common stock issued under the employee stock purchase plan, and may change such designation at any time by giving written notice to the Treasurer of Aware. Upon the death of a participating employee, the beneficiary will receive any stock or cash credited to the deceased participant under the employee stock purchase plan. In the absence of a validly designated beneficiary, such common stock or cash will be delivered to the executor or administrator of the estate of the participant. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the common stock or cash credited to the participant under the employee stock purchase plan.

     AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The board of directors may at any time terminate or amend the plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the plan.

     FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The following discussion is intended only as a brief overview of certain of the current federal income tax laws applicable to the 1996 Employee Stock Purchase Plan. Employees should consult their tax advisors concerning their own federal income tax situations, as well as concerning state tax aspects of the acquisition of shares of Common Stock pursuant to the plan. No state tax matters are addressed in the following discussion.

     If an employee acquires shares under the 1996 Employee Stock Purchase Plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the offering commencement date over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for Aware, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

     If an employee disposes of shares acquired pursuant to the 1996 Employee Stock Purchase Plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, Aware may deduct from its gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

     If a participating employee should die while owning shares acquired under the 1996 Employee Stock Purchase Plan, ordinary income may be reportable on his or her final income tax return.

     The 1996 Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under Section 401(a) of the Internal Revenue Code.

     NEW PLAN BENEFITS

     If the stockholders approve Proposal 2, 350,000 shares of Aware common stock will be authorized for issuance under the plan. Because participation in the plan is voluntary, we are unable to determine the dollar value and number of shares or amounts that will be received by or allocated to any of the plan participants as a result of the increase in the number of shares subject to purchase under the plan. If the proposed amendment had been in effect in 2002, it would not have affected the number of shares received by or allocated to participants in that year.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Aware's executive officers and directors, as well as persons who beneficially own more than ten percent of Aware's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the SEC require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

     Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to Aware with respect to 2002, or written representations that Form 5 was not required for 2002, Aware believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.


                             INDEPENDENT ACCOUNTANTS

     The board of directors has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Aware for the year ending December 31, 2003. PricewaterhouseCoopers LLP has served as Aware's principal independent accountants since May, 1999.


FEES FOR PROFESSIONAL SERVICES

     The following table provides the fees Aware paid to PricewaterhouseCoopers LLP for professional services rendered for 2002. Audit fees consist of fees for services rendered by PricewaterhouseCoopers LLP in connection with their audit of Aware's annual financial statements and their review of Aware's interim financial statements included in Aware's quarterly reports on Form 10-Q for 2002.

   AUDIT FEES ........................................................  $98,750
   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES ......        0
   ALL OTHER FEES ....................................................  26,750*
   * Includes an audit of Aware's 401(k) plan.


ATTENDANCE AT ANNUAL MEETING

     Aware expects that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

     If any stockholder would like to include any proposal in Aware's proxy materials for its next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, Aware must receive the proposal at its executive offices no later than December 16, 2003. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, notice of the proposal will be considered untimely under Rule 14a-4(c)(1) if Aware receives the notice after March 1, 2004.


                              AVAILABLE INFORMATION

     STOCKHOLDERS OF RECORD ON APRIL 1, 2003 WILL RECEIVE COPIES OF THIS PROXY STATEMENT AND AWARE'S 2002 ANNUAL REPORT TO STOCKHOLDERS, WHICH CONTAINS DETAILED FINANCIAL INFORMATION CONCERNING AWARE. AWARE WILL MAIL, WITHOUT CHARGE, A COPY OF AWARE'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) TO ANY STOCKHOLDER WHOSE PROXY AWARE IS SOLICITING IF THE STOCKHOLDER REQUESTS IT IN WRITING. PLEASE SUBMIT ANY SUCH WRITTEN REQUEST TO MR. RICHARD P. MOBERG, CHIEF FINANCIAL OFFICER AND TREASURER, AWARE, INC., 40 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS 01730.

                                     ANNEX A

                                   AWARE, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                 (as amended May 27, 1998 and February 21, 2003)

     1.   PURPOSE

             The 1996 Aware, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Aware, Inc. (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   DEFINITIONS

             (a) "Board" means the Board of Directors of the Company.

             (b) "Code" shall have the meaning set forth in Paragraph 1.

             (c) "Committee" means the Compensation Committee of the Board.

             (d) "Common Stock" means the common stock, par value $.01 per share, of the Company.

             (e) "Company" shall also include any Subsidiary (as hereinafter defined) of Aware, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires.

             (f) "Compensation" means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

             (g) "Employee" means any person who is customarily employed by the Company for more than 20 hours per week and more than five months in any calendar year.

             (h) "Offering" shall have the meaning set forth in Paragraph 4.

             (i) "Offering Commencement Date" shall have the meaning set forth in Paragraph 4.

             (j) "Offering Termination Date" shall have the meaning set forth in Paragraph 4.

             (k) "Plan" shall have the meaning set forth in Paragraph 1.

             (l) "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in
Section 425 of the Code.

     3.   ELIGIBILITY

             (a) Participation in the Plan is completely voluntary. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering (as hereinafter defined).

             (b) Each employee of the Company shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereinafter defined, following the completion of six months of continuous service with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the
Plan:

                     (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; for purposes of this Paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee;

                     (ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiaries to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply; or

                     (iii) which permits his rights to purchase stock under all
Section 423 employee stock purchase plans of the Company and its Subsidiaries to exceed 1,000 shares of Common Stock during any single Offering.

     4.   OFFERING DATES

             The right to purchase stock hereunder shall be made available by a series of six-month offerings (the "Offering" or "Offerings") to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement ("Offering Commencement Date") and termination date ("Offering Termination Date") for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

     5.   PARTICIPATION

             Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the Company's Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

     6.   PAYROLL DEDUCTIONS

             (a) At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during any Offering in which he or she is a participant, at a specified percentage of his or her Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

             (b) Payroll deductions for a participant shall commence on the Offering Commencement Date when the applicable authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Paragraph 9.

             (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

             (d) A participant may withdraw from the Plan at any time during the applicable Offering period; provided, however, that a participant who is an officer or director of the Company and who withdraws from the Plan during any Offering period will not be eligible for the grant of any subsequent option under the Plan for a period of six months.

     7.   GRANTING OF OPTION

             (a) Except as set forth in Paragraph 7(c) hereof, on the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: (i) 85% of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the sum of (x) the percentage of the employee's Compensation which he or she has elected to have withheld (multiplied by the employee's Compensation over the Offering period) plus (y) any amounts in the employee's account on the Offering Commencement Date that have been carried forward from prior Offerings; multiplied by (ii) two. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

             (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of:

                     (i) 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Commencement Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock have been traded on the Offering Commencement Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Commencement Date as determined by the Committee; and

                     (ii) 85% of the average of the bid and the asked prices as reported by Nasdaq in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the NASD, the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock shall have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

             (c) A participant who is an officer or director of the Company and who elects pursuant to Paragraph 8(a) with respect to any Offering not to exercise an option deemed to have been granted pursuant to this Paragraph 7, shall not be eligible for the grant of an option hereunder for a period of six months.

     8.   EXERCISE OF OPTION

             (a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his or her option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time (plus any amounts in his or her account that have been carried forward from prior Offerings) will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee, pursuant to Paragraph 7(a)), and any excess in his account at that time, other than amounts representing fractional shares, will be returned to him.

             (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to the participant.

     9.   WITHDRAWAL AND TERMINATION

             (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his or her account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to such account will be paid to the participant promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his or her pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

             (b) Except as set forth in Paragraphs 6(d) and 7(c), a participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

             (c) Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his or her account will be returned to the participant, or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 13.

             (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Paragraph 13) shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

                     (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

                     (ii) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

     10.  INTEREST

             No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

     11.  STOCK

             (a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16, shall be 350,000 shares of Common Stock, $.01 par value per share, of the Company. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the number of shares that remain available for issuance and purchase by employees under the Plan, the Company shall make a PRO RATA allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan carried forward to the next Offering or returned to the participant at his or her discretion, by giving written notice to the Treasurer to this effect.

             (b) The participant will have no interest in the stock covered by his or her option until such option has been exercised.

     12.  ADMINISTRATION

             The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

     13.  DESIGNATION OF BENEFICIARY

             A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

     14.  TRANSFERABILITY

             Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

     15.  USE OF FUNDS

             All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     16.  EFFECT OF CHANGES OF COMMON STOCK

             If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, following consultation with the Company's independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

     17.  AMENDMENT OR TERMINATION

             The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

     18.  NOTICES

             All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

     19.  MERGER OR CONSOLIDATION

             If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option and for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 16, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

     20.  APPROVAL OF STOCKHOLDERS

             The Plan is subject to the approval of the stockholders of the Company by written consent or at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

     21.  GOVERNMENTAL AND OTHER REGULATIONS

             The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve the favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

                                      * * *

                                   AWARE, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 2003.

     The undersigned stockholder of Aware, Inc. (the "Company"), revoking all prior proxies, hereby appoints Michael A. Tzannes, Richard P. Moberg and William
R. Kolb, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, on Thursday, May 29, 2003, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders dated April 15, 2003 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the Annual Meeting or any adjournments thereof. Attendance of the undersigned at the Annual Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate in writing the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO EITHER OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR EACH SUCH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

                Please complete and return the proxy card below.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AWARE, INC.

              A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE
        RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE
               THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                   DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

------------------------
 AWARE, INC.
------------------------
1. To elect Michael A. Tzannes and G. David Forney, Jr. as Class I directors of the Company.

              [ ] FOR ALL NOMINEES

              [ ] WITHHELD FROM ALL NOMINEES

              [ ]:________________________________
                  FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE


2. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan from 100,000 to 350,000 shares.

     [ ] FOR

     [ ] AGAINST

     [ ] ABSTAIN



RECORD DATE SHARES:

Mark box at right if you plan to attend the Annual Meeting.              [ ]

Mark box at right if an address change or comment has been noted on      [ ]
the reverse side of this card.


Please be sure to sign and date this Proxy.       Date
                                                      -------------------


------------------------------                    ------------------------------
Stockholder sign here                             Co-owner sign here

DETACH CARD                                                          DETACH CARD
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